ESCROW AGREEMENT

     THIS ESCROW AGREEMENT is entered into and effective as of the 11th day of September 2003, by and between Brenex Oil Corporation, a Utah corporation (the "Company"), Marjorie B. Brenneman and Cecil C. Wall (collectively the "Principal Stockholders"), Thomas J. Howells and Kathleen L. Morrison (collectively, the "Directors and Officers) and Bondy & Schloss LLP (the "Escrow Agent").

                           W I T N E S S E T H:

     WHEREAS, pursuant to an Agreement and Plan of Reorganization (the "Plan of Reorganization") of even date herewith, Brenex Acquisition Corporation, a Nevada Corporation and wholly owned subsidiary of the Company, shall merge with and into CinemaElectric, Inc., a Delaware corporation; and

     WHEREAS, the Principal Stockholders and the Directors and Officers agreed, as a condition to the Plan of Reorganization, to execute an agreement to the effect that they will not sell or otherwise dispose of any equity securities of the Company for a period of 1 year (the "Lock-up Period") following the Closing (as defined in the Plan of Reorganization); and

     WHEREAS, pursuant to the Plan of Reorganization the Principal Stockholders and the Directors and Officers agreed to deposit the certificates representing the shares of common stock of the Company beneficially owned by the Principal Stockholders and the Directors and Officers with a mutually acceptable escrow agent during the Lock-Up Period; and

     WHEREAS, the Principal Stockholders and the Directors and Officers are ready, willing and able to so deposit such shares of Common Stock with the Escrow Agent pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

     1.0 Deposit of Shares. In satisfaction of their obligations under the Plan of Reorganization, the Principal Stockholders and the Directors and Officers shall deposit with the Escrow Agent one or more certificates representing not less than ______________ shares of Common Stock of the Company

     2.0  Release of Shares.

     Upon expiration of the Lock-up Period, the shares of Common Stock then held by the Escrow Agent shall be released to the Principal Stockholders and the Directors and Officers and this Agreement shall terminate.

     3.0  Limitations of Escrow Agent's Capacity.

            3.1 This Escrow Agreement expressly and exclusively sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

            3.2 The Escrow Agent shall act hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part thereof, whether in form or substance, or for the form of execution thereof, or for any endorsement or lack of endorsement thereon or for any description therein. It shall be sufficient if a writing purporting to be such instrument, document, certificate, statement or notice is delivered to the Escrow Agent and purports on its face to be correct in form and signed or otherwise executed by the party or parties required to sign or execute the same under this Escrow Agreement. The Escrow Agent shall not be required in any way to determine the identity or authority of any person executing the same or the genuineness of such signature.

            3.3 This Escrow Agreement as it presently exists or may hereafter be amended constitutes the entire agreement between the Escrow Agent and any other parties hereto in connection with the subject matter hereof, and no other agreement entered into between the parties or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any other agreement may be deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof.

            3.4 The Escrow Agent shall have no liability or obligation to notify any party hereto or any other party interested in this Escrow Agreement of any payment required or maturity occurring under this Escrow Agreement or under the terms of any instrument deposited herewith unless such notice is explicitly provided for in this Escrow Agreement.

          3.5 The Escrow Agent shall not be charged with notice of knowledge of any fact or information not herein set forth.

     4.0  Authority of Escrow Agent.

            4.1 The Escrow Agent is hereby authorized and directed by the undersigned to deliver the subject matter of this Escrow Agreement only in accordance with the provisions of Section 2 above.

            4.2 The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be, including items requesting or authorizing release, disbursement or retainage of the subject matter of this Escrow Agreement and the items amending the terms of this Escrow Agreement.

          4.3 The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and shall incur no liability and shall be fully protected in act and in accordance with the advise of such counsel. The Escrow Agent has acted as legal counsel for CinemaElectric, Inc, and may continue to act as legal counsel for CinemaElectric, Inc., from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company, the Principal Stockholders and the Directors and Officers consent to the Escrow Agent in such capacity as legal counsel for CinemaElectric, Inc. and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company, the Principal Stockholders and the Directors and Officers understand that CinemaElectric, Inc. and the Escrow Agent are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

          4.4 In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent, in good faith, shall be in doubt as to what action it should take, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists and in any such event the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the preceding, the Escrow Agent may in its discretion obey the order or judgment, decree or levy of any court, whether with or without jurisdiction, and the Escrow Agent is hereby authorized in its sole discretion, to comply with and obey (and shall have no liability to any person or party so doing) any such orders, judgments, decrees or levies which the Escrow Agent is advised by legal counsel of its own choosing is binding upon it. The rights of the Escrow Agent under this subsection are cumulative with all other rights which it may have by law or otherwise.

            4.5 The Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including but not limited to the following (i) any delay, error omission or default of any mail, telegraph, cable or wireless agency or operator or (ii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

            4.6 Without in any way limiting any other provision of this Escrow Agreement as expressly understood and agreed that the Escrow Agent shall be under no duty or obligation to give any notice or to do or to omit the doing of any action or anything with respect to the subject matter hereof except to receive, hold and deliver the same in accordance with the terms hereof. The Escrow Agent shall not be liable for any error in judgment, or act or omission, or any mistake of law or fact or for doing anything it may do or refrain from doing in connection herewith, except for its own willful misconduct or gross negligence.

            4.7 The Escrow Agent shall be indemnified and held harmless from anything which it may do or refrain from doing in connection herewith or for any claims, demands or losses or for any damages made or suffered by any party to this Escrow Agreement except such as may rise through or be caused by the Escrow Agent's willful misconduct or gross negligence.

            4.8 In the event that any controversy should arise among the parties with respect to this Escrow Agreement, or should the Escrow Agent resign and the parties fail to select another escrow agent to act in its stead, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties, all at the cost of the Company.

      5.0 Resignation. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company, the Principal Stockholders, the Directors and Officers and CinemaElectric, Inc. In the event of any such resignation, the Company, the Principal Stockholders, the Directors and Officers and CinemaElectric, Inc. shall appoint a successor Escrow Agent.

      6.0 General Provisions.

            6.1 Unless any party has sent notice to all other parties that a dispute exists regarding any part of the subject matter hereof, this Agreement shall be terminated on the earlier of (a) the complete disbursement of the subject matter of this Escrow Agreement, or (b) the expiration of the Lock-Up Period. Upon such termination, the Escrow Agent is hereby directed to deliver any shares of Common Stock then held by the Escrow Agent to the Principal Stockholders, the Directors and Officers, pursuant to their respective ownership thereof.

            6.2 At the termination date set out in subsection 6.1 above, the Escrow Agent shall be discharged from any further obligation.

            6.3 Where directions or instructions from more than one of the undersigned are required, such directions or instructions may be given by separate instruments of similar tenor. Any of the undersigned may act hereunder through an agent or attorney-in-fact, provided satisfactory written evidence of authority is first furnished to any party relying on such authority.

            6.4 The Company shall reimburse the Escrow Agent for its reasonable costs and expenses incurred in connection with the performance by it of services under this Escrow Agreement (including reasonable fees and expenses of Escrow Agent's counsel).

            6.5 Any payment, notice, request for consent, report, or any other communication required or permitted in this Escrow Agreement shall be in writing and shall be deemed to have been given when personally delivered to the party hereunder specified against receipt therefor or when placed in the United States Postal Service, registered or certified, with return receipt requested, postage prepaid and addressed as follows:

               If to the Escrow Agent:

               Bondy & Schloss LLP
               60 E.42nd Street, 37th Floor
               New York, NY 10021
               Attn: Jeffrey A. Rinde, Esq.

               If to the Company:

               Brenex Oil Corporation
               4685 South Highland Drive, Suite 202
               Salt Lake City, Utah  84117

               If to the Principal Stockholders:

               Marjorie B. Brenneman
               67 South Gilpin Circle West
               Littleton, Colorado 80122

               Cecil C. Wall
               685 West Escalante Drive
               St. George, Utah 84790

               If to the Directors and Officers:

               Thomas J. Howells
               4685 South Highland Drive, #202
               Salt Lake City, Utah 84117

               Kathleen L. Morrison
               13123 Ptarmitan Gate Road
               Draper, Utah 84020

     Any party may unilaterally designate a different address by giving notice of each such change in the manner specified above to the other party.

          6.6 This Escrow Agreement is being made in and is intended to be construed according to the laws of the State of New York without giving effect to conflict of law provisions. Any action to enforce, arising out of, or relating in any way to, any provision of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City. It shall inure to and be binding upon the parties hereto and their respective successors, receivers, personal representatives, trustees and assigns.

          6.7 Words used in the singular number may include the plural and the plural may include the singular. The section headings appearing in this instrument have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and conditions of this Escrow Agreement.

          6.8 The terms of this Escrow Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by all the parties hereto.

          6.9 If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          6.10 This Agreement may be executed in one or more counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute one and the same instrument.


      The parties below execute this Escrow Agreement as of the date first written above.



BRENEX OIL CORPORATION

By:  /s/ Kathleen L. Morrison
Name:  Kathleen L. Morrison
Title:    Secretary


ESCROW AGENT

BONDY & SCHLOSS LLP

By:  /s/ Jeffrey A. Rinde
Name:  Jeffrey A. Rinde

PRINCIPAL STOCKHOLDERS

/s/  Robert Sydenham
/s/ James P. Doolin
/s/ Cecil C. Wall

DIRECTORS & OFFICERS

/s/ Thomas J. Howells
/s/ Kathleen L. Morrison